UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2007
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.
The information required by this item relating to the Company’s entering into the IES Agreement (as defined below) is incorporated by reference to Item 5.02 below.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2007, the Board of Directors appointed Richard Brooks as interim Chief Financial Officer (“CFO”) effective immediately. Mr. Brooks will serve as CFO of the Company on an interim basis until a permanent CFO is identified and hired. Since September 2006, Mr. Brooks, age 53, has been a partner of Tatum, LLC (“Tatum”), an executive services and consulting firm. Prior to joining Tatum, Mr. Brooks served as Chief Executive Officer for VantageMed Corporation, a publicly traded software products and services company, from April 2002 to December 2004 and as a director from March 2001 to January 2005. He was appointed chairman of the board of VantageMed in May 2002. Mr. Brooks is a director of Unify Corp., a publicly traded provider of software development and data management solutions. He received a B.S. in Business Administration from Oregon State University.
In connection with Mr. Brooks’ appointment as interim CFO, the Company entered into an Interim Executive Services Agreement (“IES Agreement”) with Tatum. Mr. Brooks is a partner of Tatum. Under the IES Agreement, Mr. Brooks became an employee of the Company and eligible for Company benefits provided to employees. The Company has agreed to pay Mr. Brooks a base salary of $28,000 per month. The Company will also provide Mr. Brooks with a bonus plan, the details of which will be developed jointly by Mr. Brooks and the Company.
The IES Agreement also provides for the payment of $7,000 per month to Tatum as long as the IES Agreement is in effect. If at anytime within twelve months following the termination of the IES Agreement the Company employs or engages Mr. Brooks as an independent contractor to render services of substantially the same in nature as provided pursuant to the IES Agreement, Tatum is entitled to receive as a placement fee an amount equal to 45% of Mr. Brooks’ annualized compensation. Annualized compensation consists of (1) the monthly base salary equivalent to what Mr. Brooks would receive on a full-time basis multiplied by twelve, plus (2) the maximum amount of any bonus for which Mr. Brooks was eligible with respect to the then current bonus year.
The IES Agreement can be terminated by either party upon 30 days advance written notice or immediately under certain circumstances.
Item 9.01.	Financial Statement and Exhibits.
(c) Exhibits.

99.1	Press release issued by Pixelworks, Inc. dated April 9, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Hans H. Olsen
Date: April 9, 2007		Hans H. Olsen
President and Chief Executive Officer